UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 23, 2021

M/I HOMES, INC.
(Exact name of registrant as specified in its charter)

Ohio	1-12434	31-1210837
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4131 Worth Avenue, Suite 500             Columbus, OH 43219
(Address of principal executive offices)          (Zip Code)

(614) 418-8000
(Telephone Number)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a.12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, par value $.01	MHO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On August 23, 2021, M/I Homes, Inc. (the “Company”) completed its offering of $300 million aggregate principal amount of its 3.950% Senior Notes due 2030 (the “New Senior Notes”). The New Senior Notes were sold only to qualified institutional buyers in the United States pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and certain investors pursuant to Regulation S under the Securities Act.

The offering was consummated pursuant to the terms of a purchase agreement, dated as of August 9, 2021, by and among the Company, as issuer, certain subsidiaries of the Company, as guarantors (the “Guarantors”), and J.P. Morgan Securities LLC, as representative of the initial purchasers of the New Senior Notes.

The Company intends to use a portion of the net proceeds from the offering of the New Senior Notes to redeem all $250 million aggregate principal amount of its outstanding 5.625% Senior Notes due 2025 (the “2025 Senior Notes”). The Company intends to use the balance of the net proceeds for general corporate purposes. See Item 8.01 below for a discussion of the redemption of the 2025 Senior Notes.

The New Senior Notes have not been registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws.

Indenture

The New Senior Notes were issued under an indenture, dated as of August 23, 2021 (the “Indenture”), by and among the Company, the Guarantors and U.S. Bank National Association, as trustee (the “Trustee”). The New Senior Notes are fully and unconditionally guaranteed on a senior unsecured basis by all of the Company’s subsidiaries that, as of the date of issuance of the New Senior Notes, are guarantors under the Company’s $550 million unsecured revolving credit facility dated July 18, 2013, as amended (the “Credit Facility”), and the Company’s 4.950% Senior Notes due 2028. The New Senior Notes are senior unsecured obligations of the Company. The New Senior Notes will bear interest at a rate of 3.950% per year, payable semiannually in arrears on February 15 and August 15 of each year, commencing on February 15, 2022. The New Senior Notes will mature on February 15, 2030.

The Company may redeem some or all of the New Senior Notes at any time prior to August 15, 2029 (the date that is six months prior to the maturity of the New Senior Notes), at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but not including, the redemption date, plus a “make-whole” amount set forth in the Indenture. In addition, on or after August 15, 2029 (the date that is six months prior to the maturity of the New Senior Notes), the Company may redeem some or all of the New Senior Notes at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but not including, the redemption date. If the Company experiences specific kinds of changes of control described in the Indenture, the Company will be required to make an offer to purchase all of the New Senior Notes at a purchase price of 101% of the principal amount, plus accrued and unpaid interest, if any, to the date of repurchase.

The Indenture contains certain covenants that limit the ability of the Company and the Restricted Subsidiaries (as defined in the Indenture) to, among other things: (1) incur certain liens securing indebtedness without equally and ratably securing the New Senior Notes and the guarantees; (2) enter into certain sale and leaseback transactions; and (3) consolidate or merge with or into other companies, liquidate or sell or otherwise dispose of all or substantially all of the Company’s assets. These covenants are subject to important exceptions and qualifications as described in the Indenture. If the New Senior Notes receive an investment grade rating from both Standard & Poor’s Rating Group and Moody’s Investors Service, Inc., then the Company’s obligation to comply with certain of these covenants will be suspended.

The New Senior Notes and the Indenture contain customary events of default, including, without limitation: (1) failure to pay interest on the New Senior Notes for 30 days after becoming due; (2) failure to pay principal on the New Senior Notes when due; (3) failure to comply with certain agreements, covenants or obligations contained in the Indenture for a period of 60 days; (4) failure to comply with any other agreement or covenant in the Indenture and continuance of this failure for 60 days after notice of the failure has been given to the Company by the Trustee or by the holders of at least 25% of the aggregate principal amount of the New Senior Notes then outstanding; (5) certain defaults under other mortgages, indentures, instruments or agreements involving indebtedness in an aggregate amount of $40 million or more; (6) certain judgments or orders that exceed $40 million in the aggregate that have not been satisfied, stayed, annulled or rescinded within 60 days of being entered; (7) certain bankruptcy events; and (8) any guarantee of the New Senior Notes of any Significant Subsidiary (as defined in the Indenture) ceases to be in full force and effect or is declared null and void and unenforceable or found to be invalid or any

Guarantor denies its liability under its guarantee of the New Senior Notes, in each case, other than in accordance with the terms of the Indenture and such guarantee.

Registration Rights Agreement

In connection with the completion of the offering of the New Senior Notes, the Company and the Guarantors entered into a registration rights agreement, dated as of August 23, 2021 (the “Registration Rights Agreement”), with J.P. Morgan Securities LLC, as representative of the initial purchasers of the New Senior Notes. The Registration Rights Agreement requires the Company and the Guarantors to: (1) file with the Securities and Exchange Commission a registration statement within 120 days after the issue date of the New Senior Notes enabling holders to exchange the New Senior Notes for publicly registered notes with identical terms; (2) use their commercially reasonable efforts to cause such registration statement to become effective under the Securities Act within 210 days after the issue date of the New Senior Notes; (3) keep the exchange offer open for not less than 20, nor more than 30, business days (or longer, if required by applicable law) after the date notice of the exchange offer is mailed to the holders of the New Senior Notes; and (4) file a shelf registration statement for the resale of the New Senior Notes if they cannot complete an exchange offer within 240 days after the issue date of the New Senior Notes and in certain other circumstances.

If the Company and the Guarantors do not comply with certain of the foregoing obligations, the Company will be required to pay liquidated damages to the holders of the New Senior Notes in the form of higher interest rates. Upon the occurrence of a registration default, the interest rate of the New Senior Notes will be increased by 0.25% per annum and will continue to increase by 0.25% per annum for each 90-day period that the registration default remains uncured, up to a maximum of 1.00% per annum. After the Company cures the registration default, the accrual of liquidated damages will stop and the interest rate will revert to its original rate.

Certain of the initial purchasers of the New Senior Notes or their affiliates are holders of the 2025 Senior Notes and, as such, will receive a portion of the net proceeds from the offering of the New Senior Notes that are used to redeem the 2025 Senior Notes. In addition, affiliates of one or more of the initial purchasers serve as lenders and/or agents under the Credit Facility and M/I Financial LLC’s $175 million secured mortgage warehousing agreement.

The above descriptions of the New Senior Notes, the guarantees of the New Senior Notes, the Indenture and the Registration Rights Agreement do not purport to be complete descriptions of the parties’ rights and obligations under the Indenture or the Registration Rights Agreement. The above descriptions are qualified in their entirety by reference to the Indenture (which includes the form of the New Senior Notes and the notation of guarantee) and the Registration Rights Agreement, copies of which are attached to this report as Exhibit 4.1 and Exhibit 4.3, respectively, and are incorporated herein by reference.

ITEM 1.02    TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

The information set forth under Item 8.01 below is incorporated into this Item 1.02 by reference.

ITEM 2.03    CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The information regarding the New Senior Notes set forth under Item 1.01 above is incorporated into this Item 2.03 by reference.

ITEM 8.01    OTHER EVENTS

In connection with the offering of the New Senior Notes, on August 9, 2021, the Company caused the trustee of the 2025 Senior Notes to deliver a conditional notice of redemption (the “Redemption Notice”) to the holders of its 2025 Senior Notes. The Redemption Notice provides for the Company’s redemption on August 24, 2021 (the “Redemption Date”) of all the outstanding 2025 Senior Notes in accordance with the terms of the indenture governing the 2025 Senior Notes at a redemption price of $1,028.13 per $1,000 principal amount of 2025 Senior Notes, plus accrued and unpaid interest on such principal amount of 2025 Senior Notes to, but not including, the Redemption Date (the “Redemption Price”), subject to the consummation of the offering of the New Senior Notes. On August 23, 2021, in connection with the consummation of the offering of the New Senior Notes, the Company deposited the Redemption Price with the trustee of the 2025 Senior Notes and satisfied and discharged all of its obligations in respect of the 2025 Senior Notes in accordance with the terms of the indenture governing the 2025 Senior Notes.

ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS
(d)    Exhibits.

Exhibit No.	Description of Exhibit

4.1	Indenture, dated as of August 23, 2021, by and among M/I Homes, Inc., the guarantors named therein and U.S. Bank National Association, as trustee.

4.2	Form of 3.950% Senior Notes due 2030 (included in Exhibit 4.1).

4.3	Registration Rights Agreement, dated as of August 23, 2021, by and among M/I Homes, Inc., the guarantors named therein and the initial purchasers named therein.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).*
         *Submitted electronically with this Report in accordance with the provisions of Regulation S-T.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  August 23, 2021

M/I Homes, Inc.

By:	/s/ Ann Marie W. Hunker
Ann Marie W. Hunker
VP, Chief Accounting Officer and Controller